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                                                                   EXHIBIT 23(D)

                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

                                 April 25, 2003

         We hereby consent to the use in this Registration Statement on Form S-4 of the form of our letter to the Board of Directors of F&M Bancorp included as Appendix C to the Proxy Statement-Prospectus forming a part of this Registration Statement on Form S-4 and to all references to our firm in such Proxy Statement-Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          KEEFE, BRUYETTE & WOODS, INC.


                                          By: /s/ MITCH KLEINMAN
                                             ---------------------------------
                                             Name:  Mitch Kleinman
                                             Title: Executive Vice President